UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2021

WESTERN ALLIANCE BANCORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32550	88-0365922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One E. Washington Street, Phoenix, Arizona  85004
 (Address of principal executive offices)               (Zip Code)

(602) 389-3500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	WAL	New York Stock Exchange
6.25% Subordinated Debentures due 2056	WALA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 28, 2021, Western Alliance Bank, (the “Bank”), a subsidiary of Western Alliance Bancorporation (the “Company”), issued and sold $242 million aggregate principal amount of Senior Unsecured Credit Linked Notes due December 30, 2024 (the “Notes”). The Notes were issued pursuant to a Note Purchase Agreement, dated June 28, 2021 (the “Note Purchase Agreement”), by and among the purchasers listed in the Note Purchase Agreement and the Bank as the issuer.

The net proceeds of the offering will be approximately $242 million and will be used for general corporate purposes. The repayment of principal on the Notes is linked to an approximately $1.9 billion reference pool loans (“Loans”) purchased under the Bank’s warehouse lending program, which results in a reduction in the Bank’s risk-weighted assets and improved regulatory capital ratios. The principal amount of the Notes will be reduced by a portion of the Bank's loss on such Loans if one of the following occurs with respect to a Loan: (i) a failure to pay by the relevant mortgage originator, (ii) an insolvency of the relevant mortgage originator, or (iii) a restructuring of such Loan. The Notes accrue interest at a rate equal to LIBOR plus 5.50% and interest pays on each of March 30, June 30, September 30, and December 30.

The indebtedness evidenced by the Notes, including principal and interest, are (i) senior obligations of the Bank that rank senior to any subordinated obligations of the Bank, (ii) not subordinated to any other obligations of the Bank and (iii) rank in all respects pari passu with the other unsecured and unsubordinated indebtedness and obligations of the Bank (except, in each case, any obligations entitled to priority by operation of law).

The foregoing description of the Note Purchase Agreement and the transactions and documents contemplated thereby, is not complete and is subject to and qualified in its entirety by reference to the Note Purchase Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 4.1, and the terms of which are incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
4.1	Note Purchase Agreement, dated as of June 28, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN ALLIANCE BANCORPORATION
(Registrant)

/s/ Dale Gibbons

Dale M. Gibbons
Vice Chairman and Chief Financial Officer

Date:	July 1, 2021